SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934
                                  (Amendment No.   )

        Filed by the Registrant  [ X ]

        Filed by a Party other than the Registrant  [  ]

        Check the appropriate box:

        [   ]  Preliminary Proxy Statement

        [   ]  Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))

        [ X ]  Definitive Proxy Statement

        [   ]  Definitive Additional Materials

        [   ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or
               Section 240.14a-12

                                 MAYNARD OIL COMPANY
       ------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

       ------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

        [ X ]  No fee required

        [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
               and 0-11

            1) Title of each class of securities to which transaction
               applies:


            2) Aggregate number of securities to which transaction applies:


            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


            4) Proposed maximum aggregate value of transaction:


            5) Total fee paid:


        [   ]  Fee paid previously with preliminary materials

        [   ]  Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1) Amount Previously Paid:


            2) Form, Schedule or Registration Statement No.:


            3) Filing Party:


            4) Date Filed:




                                 MAYNARD OIL COMPANY

                              8080 N. Central Expressway
                                      Suite 660
                                 Dallas, Texas 75206


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               To be Held May 20, 1998


               The annual meeting of stockholders of MAYNARD OIL COMPANY will be held on Wednesday, May 20, 1998, at 9:30 A.M., Dallas Time, at the offices of the Company, 8080 N. Central Expressway, Suite 660, Dallas, Texas, for the following purposes:

                    1. To elect three directors to hold office in accordance with the Company's Certificate of Incorporation, as amended, until the 1999 Annual Meeting of Stockholders, or until their successors shall be duly elected.

                    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on April 6, 1998, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

               Please sign, date and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States. All stockholders of the Company are invited to attend the meeting in person.


                                        By order of the Board of Directors



                                        Linda K. Burgess
                                        Secretary and Controller

          Dallas, Texas
          April 16, 1998


               YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                   PROXY STATEMENT

                                 MAYNARD OIL COMPANY

                            ANNUAL MEETING OF STOCKHOLDERS

                                     May 20, 1998


                                 GENERAL INFORMATION

               This Proxy Statement is furnished to stockholders of Maynard Oil Company on or about April 16, 1998, in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on May 20, 1998, at the time and place and for the purposes set forth in the accompanying Notice of the meeting.

               The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time prior to being voted. All shares of the Company's Common Stock, par value $.10, represented by properly executed and unrevoked proxies will be voted, if the proxies are received in time for the meeting. Any Stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by giving notice to the Company in writing or in open meeting.

               The Company will bear the cost of solicitation of the proxies. In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specifically employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. The Company may also reimburse brokers or other persons holding shares in their name, or in the names of nominees, for expenses in sending proxy material to principals and obtaining their proxies.

               Each holder of Common Stock of record at the close of business on April 6, 1998, is entitled to one vote per share on all matters to come before the meeting. Cumulative voting is not permitted under the Company's Certificate of Incorporation and By-Laws. At the close of business on April 6, 1998, there were outstanding and entitled to vote at the meeting 4,889,450 shares of Common Stock. A majority of the outstanding shares must be represented at the meeting in person or by proxy in order to have a quorum to conduct business at the meeting.

               A stockholder may, with respect to the election of directors, (i) vote for all nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. The nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. Accordingly, withholding authority to vote for a director nominee will not prevent him from being elected. On any other matter which may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote is required. Broker non-votes will have no effect on any matter at the meeting.

                                PRINCIPAL STOCKHOLDERS

               James G. Maynard (whose address is 9933 Lawler Avenue, Suite 344, Skokie, Illinois, 60077, and whose shareholdings are shown below), Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, and Ryback Management Corporation/Lindner Investment Series Trust ("Lindner") located at 7711 Carondelet, Box 16900, St. Louis, MO 63105, are the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company.

               As set forth in the table below, Dimensional is deemed to have beneficial ownership of 375,400 shares of Common Stock as of April 6, 1998. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans.

               In addition, Lindner is deemed to have beneficial ownership of 598,500 shares of Common Stock as of April 6, 1998. Of the above referenced shares, 110,800 are managed by Ryback Management Corporation, a registered investment company adviser, and 487,700 shares are held by Lindner Growth Fund, a registered investment company.

               The following table shows with respect to each director and nominee for director of the Company, each 5% stockholder, each executive officer named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group: (i) the total number of shares of Common Stock beneficially owned as of April 6, 1998, and (ii) the percent of the total number of shares of Common Stock outstanding as of that date:

                                              Amount and
               Name of                         Nature of        Percent
             Beneficial                       Beneficial          of
                Owner                        Ownership(1)        Class

             James G. Maynard                2,756,596(2)         56.38
             Ryback Management
               Corporation/ Lindner
              Investment Series Trust             598,500         12.24
             Dimensional Fund
               Advisors, Inc                      375,400          7.68
             Robert B. McDermott                    5,000          0.10
             Ralph E. Graham                        2,200          0.04
             Glenn R. Moore                            --         --
             L. Brent Carruth                          --         --
             Kenneth W. Hatcher                        --         --

             All directors and executive
             officers as a group
             (6 persons)                        2,763,796         56.53


          ------------------------

          (1) In accordance with regulations of the Securities and Exchange Commission, stock ownership reflects shares with respect to which the director, nominee, principal stockholder or executive officer has voting power or investment power, or has a right to acquire such power.
               Each director, nominee, principal stockholder or executive officer has both sole voting power and sole investment power with respect to the shares set forth in the table. Beneficial ownership is disclaimed by each director, nominee, principal stockholder or executive officer of shares listed of which he or it would not, but for Rule 13d-3 under the Securities Exchange Act of 1934, be deemed to be the beneficial owner.

          (2) Includes 300,000 shares held of record by a corporation controlled by Mr. Maynard and 2,456,596 shares held of record by Mr. Maynard, as trustee of a trust for his benefit.

                                ELECTION OF DIRECTORS

               In accordance with the Company's By-laws, three directors are to be elected at the annual meeting. Each director elected will hold office until the next annual meeting and until his successor is elected and qualifies. Shares represented by valid proxies will be voted for the election of the three nominees listed below.

               The nominees have consented to serve on the Board, if elected, but should any of the three be unable to serve in this capacity at the time of the meeting, the proxies will be voted by the proxy holders in their discretion for any substitute nominee who may be designated by Management. It is anticipated that the nominees will be available to serve as directors.

           Names of Nominees                Position with Company, Business
              for Election         Age      Experience and other
          Directorships

           Ralph E. Graham         78       Director of the Company since
                                            1993.  Partner of Day Oil
                                            Company, an oil and gas
                                            exploration and drilling
                                            partnership.

           James G. Maynard        72       Chief Executive Officer and
                                            Chairman of the Board of the
                                            Company, since its
                                            incorporation in 1971.

           Robert B. McDermott     70       Director of the Company since
                                            1971. Business Consultant and
                                            Director of The Cherry
                                            Corporation, an electronics
                                            manufacturer.

          Meetings of the Board of Directors and the Committees of the Board of Directors

           During the past fiscal year, the Board of Directors met six times, the Compensation Committee of the Board, comprised of Messrs. Maynard, Graham and McDermott, met once and the Audit Committee, comprised of Messrs. McDermott and Graham, met three times. The Audit Committee recommended, and the Board of Directors selected Price Waterhouse to audit the Company's financial statements for the year ended December 31, 1997. The Compensation Committee sets the compensation of the officers of the Company and the Audit Committee meets with the public accountants and accounting personnel of the Company for review of their respective information, opinions and functions. Mr. Maynard's compensation was determined by Messrs. McDermott and Graham as more fully described in the Compensation Committee Report on Executive Compensation. The Board of Directors does not have a nominating committee. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

                                EXECUTIVE COMPENSATION

           The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who were, at December 31, 1997 (i) the chief executive officer, and (ii) the other three executive officers of the Company with compensation in excess of $100,000.

                              SUMMARY COMPENSATION TABLE

                                   Annual Compensation(1)       All Other
          Name and Principal     Fiscal                          Compen-
          Position                Year    Salary(2)  Bonus(3)   sation(4)

          James G. Maynard        1997    $105,000   $   -0-    $10,500(5)
          Chairman of the Board,  1996     105,000       -0-     7,900
            Chief Executive       1995     105,000       -0-     3,150
            Officer and
            Treasurer

          Glenn R. Moore          1997     165,885        -0-    15,976(6)
          President               1996     159,615      8,150    12,000
                                  1995     152,692      4,400    12,000

          L. B. Carruth           1997     140,394        -0-    14,730(7)
          Vice President of       1996     135,144      6,900    11,115
           Operations             1995     128,846      3,800    10,808

          Kenneth W. Hatcher      1997     126,456        -0-    13,264(8)

          Vice President of       1996     121,062      6,180     9,957
           Finance                1995     115,446      3,400     9,683


          (1) The Company does not maintain a "long term incentive plan" as that plan is defined in the applicable rules.

          (2)  Includes amounts deferred under the Company's Thrift
               Investment Plan.

          (3) Includes bonus awards earned for performance in the fiscal year even though such amounts could be payable in subsequent years.

          (4) Totals shown consist of the Company's contributions to (i) the Retirement Plan in the amount of 3% of annual salary for 1995 and 1996 and 5% of annual salary for 1997 and (ii) the Thrift Investment Plan for the remainder.

          (5)  During 1997, $5,250 was accrued in the Retirement Plan and
               $5,250 in the Thrift Investment Plan on behalf of Mr.
               Maynard.

          (6)  During 1997, $8,000 was accrued in the Retirement Plan and
               $7,976 in the Thrift Investment Plan on behalf of Mr. Moore.

          (7)  During 1997, $7,365 was accrued in the Retirement Plan and
               $7,365 in the Thrift Investment Plan on behalf of Mr.
               Carruth.

          (8)  During 1997, $6,632 was accrued in the Retirement Plan and
               $6,632 in the Thrift Investment Plan on behalf of Mr.
               Hatcher.



          The table below summarizes certain information with respect to the value of the stock options exercised and the stock participation units held by executive officers at December 31, 1997.

            Aggregated Option/Stock Participation (SPAR) Exercises in 1997
                and December 31, 1997 Stock Participation (SPAR) Values


                              Number of
                              Securities           Value of
                              Underlying          Unexercised
                             Unexercised         In-the-Money
                               SPARs at           SPARs(2) at
                             12/31/97 (#)        12/31/97 ($)
                             Exercisable/        Exercisable/
                            Unexercisable        Unexercisable

          Maynard                0/0              $     0/0

          Moore            25,500/3,500(3)      134,813/16,187

          Carruth          13,125/1,875(4)       69,141/8,672

          Hatcher          12,000/1,500(5)       63,938/6,938

          (1) The Company's Stock Option Plan expired March 31, 1992 and, therefore, no additional stock options can be granted. All options were exercised in September, 1995.

          (2) Based upon a price of $10.25 per share, the last bid price on NASDAQ of the Company's Common Stock on December 31, 1997.

          (3)  Represents 29,000 SPARs of which 25,500 have vested.

          (4)  Represents 15,000 SPARs of which 13,125 have vested.

          (5)  Represents 13,500 SPARs of which 12,000 have vested.

          There were no awards of stock participation units to any employee in 1997.

          Compensation of Directors

               During 1997, each director, who was not an employee of the Company, received an annual retainer of $10,000. In addition, each committee member, who was not an employee of the Company, (two each for both the Compensation and Audit Committees) received an annual amount of $3,500.

                COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The Committee's objective is to maintain a competitive industry posture by compensating all executives fairly, for both their long-term and recent contributions to the Company. The Committee believes that services of outstanding value can be rendered in periods of financial or operating stringency, as well as in boom times.

               Compensation for each executive includes a salary and from time to time longer-term incentive compensation, such as stock options and stock participation units. The Committee considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation. No cash bonuses were authorized for 1997.

               Salaries for executives are reviewed by the Committee on an annual basis and may be increased to reflect the individual's contribution to the Company or changes in the competitive level of pay. The Committee has access to a national survey on oil and gas compensation, which includes executives in both larger and smaller companies. Companies which participated in the compensation survey include privately held corporations, as well as companies on NASDAQ, the American Stock Exchange, and the New York Stock Exchange. This national survey is believed to be the best available information for the intended purpose. Mr. Maynard, Mr. Moore, Mr. Carruth and Mr. Hatcher are paid compensation which generally ranks them in or below the mid-range of executives in similar positions for corporations of similar size.

               The Compensation Committee evaluates the salary of Mr. Maynard, the Chief Executive Officer, based largely on the Committee's assessment of his past and current performance and its expectation as to his future contributions in leading the Company and its business. The Compensation Committee believes a key indicator for an oil and gas company, such as Maynard Oil, is the accretion of shareholder value. Ordinarily, this is measured by the replacement of hydrocarbon reserves through drilling or acquisition, at advantageous cost, and the extent of the risk to which the shareholder's investment has been subjected. During 1997, the Company continued to search for a significant reserve acquisition to replace those volumes produced in 1997 and those volumes from properties disposed of in 1996, while at the same time maximizing cash flow. The Company did not make an acquisition in 1997, but concluded the year having made all scheduled debt payments, having funded its development and exploratory drilling programs, and having added $2.76 million in cash to its bank account and almost $4.5 million to shareholders equity. The Committee believes that Mr. Maynard's contributions to the Company warrant a salary substantially in excess of what he is paid; it has limited Mr. Maynard's compensation at Mr. Maynard's express request.

               The Committee also considered the Company's performance in determining other salaries for 1997. It considered these factors both on an absolute basis and relative to the oil and gas industry, in general. In determining salaries for employees, other than Mr. Maynard, the Committee reviewed the Chief Executive Officer's recommendations based upon individual performance, as well as the factors mentioned in the above paragraph.

               Since the price of the Company's stock is affected to a significant degree by oil and gas prices, over which executives have no control, and various other factors over which they have limited control, the Committee has focused on salaries as the principal means of providing incentives and rewarding executive performance. The Company did not award stock options or stock participation units ("shadow stock") in 1997.

               During 1997, the Compensation Committee consisted of Ralph E. Graham, James G. Maynard and Robert B. McDermott, all directors of the Company. Mr. Maynard does not take part in the determination of his compensation.

               The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                                   For the Compensation Committee

                                   James G. Maynard
                                   Robert B. McDermott
                                   Ralph E. Graham


          Compensation Committee Interlocks and Insider Participation

               James G. Maynard is Chief Executive Officer and Chairman of the Board of the Company.


                SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's officers, its directors and 10% shareholders file with the Securities and Exchange Commission and Nasdaq an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended December 31, 1997.

                                   PERFORMANCE GRAPH

               Set forth below is a line graph comparing the yearly cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market for U.S. Companies and the NASDAQ Industry Index for oil and gas production companies for the five fiscal years ending December 31, 1997. This graph assumes that $100 was invested on December 31, 1992 and that all dividends were reinvested. The performance shown on the graph below is not necessarily indicative of future performance. The Company will make available to requesting stockholders the identities of the companies within the CRSP Index for NASDAQ stock (SIC-1300-1399 US Companies). All of the companies listed in this index are involved in oil and gas extraction.

               The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                   Comparison of Five-Year-Cumulative Total Returns

                                                              CRSP Index
                                               CRSP Index         For
                                                   for          NASDAQ
                                              Nasdaq Stock    Stocks (SIC
               Fiscal Year    Maynard Oil        Market        1300-1399
                 Covered        Company      (US Companies)    US Cos.)*

                12/31/92         100.0            100.0          100.0
                12/31/93         113.5            114.8          128.5
                12/31/94         108.1            112.2          120.0
                12/31/95         145.9            158.7          148.4
                12/31/96         405.4            195.2          242.9
                12/31/97         221.6            239.6          263.2

          Note:

          * The peer index includes results from all US companies trading on NASDAQ in the 130 SIC group, oil and gas extraction and production companies, which includes 211 Companies over the period presented and 106 active at December 31, 1997.

                                INDEPENDENT ACCOUNTANTS

               Price Waterhouse audited the Company's financial statements for the year ending December 31, 1997 and has been selected as the independent accounting firm who will audit the Company's financial statements for the year ending December 31, 1998. Representatives of Price Waterhouse are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                STOCKHOLDER'S PROPOSALS

               Any proposal by a stockholder of the Company intended to be presented at the next annual meeting of stockholders and included in the Company's proxy statement and form of proxy relating to that meeting, must be received by the Company at its principal executive office not later than December 17, 1998, and must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission. In addition, the notice provisions contained in the Company's By-laws must be satisfied in order for a stockholder to bring business properly before any meeting of stockholders.

                                     OTHER MATTERS

               The Management of the Company does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                                   By Order of the Board of Directors


                                   Linda K. Burgess
                                   Secretary and Controller


          Dallas, Texas
          April 16, 1998


                               MAYNARD OIL COMPANY

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints James G. Maynard and Glenn R. Moore as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote, as designated on the reverse side, all shares of common stock of Maynard Oil Company held of record by the undersigned on April 6, 1998, at the Annual Meeting of Stockholders to be held on May 20, 1998, or any adjournment or adjournments thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY
EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES.


                           (continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1. To vote for the election of James G. Maynard, Ralph E. Graham, and Robert B. McDermott as directors, to hold office until the 1999 Annual Meeting of Stockholders. If it is desired that votes be withheld from the election of any of the individual nominees, his name should be written in the following space.

                              ---------------------------------------------
               WITHHOLD
               AUTHORITY
     FOR        TO VOTE

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                             THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS WHICH ENC OURAGES EACH SHAREHOLDER OF RECORD TO VOTE.

                             Please sign exactly as name appears hereon. When share are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


-------------------------     -------------------------     ------------------
Signature(s)                  Signature(s)                  Date